UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On June 30, 2016, DCP Holding Company (the “Company”) delivered written notice to the holders of its (i) Redeemable Institutional Preferred Shares – 2010(A) Series, (ii) Redeemable Institutional Preferred Shares – 2012(A) Series, and (iii) Redeemable Institutional Preferred Shares – 2013(A) Series (collectively, the “Preferred Shares”), pursuant to which the Company exercised its right to redeem all of the Preferred Shares. The “Call Price” for each Preferred Share is 100% of the Adjusted Book Value per Preferred Share (as defined in the Company’s Articles of Incorporation), plus all accrued, but unpaid, dividends on each Preferred Share. The holders of the Preferred Shares and the Company agreed to close the redemption on June 30, 2016, and on such date, the aggregate price paid for redemption of the Preferred Shares by the Company (including the 5% premium payable to the holders of the 2012(A) Series and 2013(A) Series Preferred Shares) was $2,923,879.

ITEM 3.02    Unregistered Sales of Equity Securities

On May 31, 2016, the Company accepted subscriptions for the purchase of an aggregate of 425 Class C Redeemable Common Shares at a price per Share of $1,019.14 (the “May Sales”). On June 30, 2016, the Company accepted subscriptions for the purchase of an aggregate of 413 Class B Redeemable Common Shares and 1,075 Class C Redeemable Common Shares at a price per Share of $1,046.47 (the “June Sales”). These shares have been offered in unregistered private placements, exempt from registration under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). These shares were sold to persons the Company believes are “accredited investors,” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act.

The price per share for these shares represents the Company’s book value per share as of the last day of the month preceding the month in which the subscription was delivered to and accepted by the Company. The aggregate price paid for the shares for the May Sales is $433,134.50. J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons” or the “Placement Agent”) is entitled to receive a placement agent fee equal to between 4% and 6% of the sale price for each share sold. The placement agent fee paid by the Company to the Placement Agent for the May Sales was $25,478.50. The aggregate price paid for the shares for the June Sales is $1,557,147.36. The Placement Agent is entitled to receive a placement agent fee equal to between 4% and 6% of the sale price for each share sold. The placement agent fee paid by the Company to the Placement Agent for the June Sales was $75,890.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.
Date: July 1, 2016
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer